Exhibit 99.1

BioTime and XenneX Form LifeMap Sciences, Inc. to Create Roadmap for Regenerative Medicine

Database to promote the marketing of BioTime’s research products

ALAMEDA, Calif. & CAMBRIDGE, Mass.--(BUSINESS WIRE)--April 5, 2011--BioTime, Inc. (NYSE Amex: BTX), a biotechnology company that develops and markets products in the field of stem cells and regenerative medicine, today announced it has formed LifeMap Sciences, Inc., in collaboration with XenneX, Inc. LifeMap Sciences will develop and commercialize a database of the thousands of cell lineages branching from embryonic stem cells, and their molecular markers. LifeMap Sciences plans to make certain aspects of the database available for use by stem cell researchers at pharmaceutical and biotechnology companies and other institutions through paid subscriptions or on a fee-per-use basis. The database will permit users to follow the development of embryonic stem cell lines to the purified progenitor cell lines created by BioTime using its proprietary ACTCellerateTM technology.

Background

Regenerative medicine refers to the development and use of therapies based on human embryonic stem (hES) cell or induced pluripotent stem (iPS) cell technology. The great scientific and public interest in regenerative medicine lies in the potential of hES and iPS cells to become all of the cell types of the human body. Many scientists therefore believe that hES and iPS cells have considerable potential as sources of new cell replacement therapies for a host of currently incurable diseases such as diabetes, Parkinson's disease, heart failure, arthritis, muscular dystrophy, spinal cord injury, macular degeneration, hearing loss, liver failure, and many other disorders where cells and tissues become dysfunctional and need to be replaced.

The complexity of cell types obtainable from hES and iPS cells presents a challenge in the development of cell replacement therapies. Human therapeutic products require a high degree of purity to meet the hurdles of regulatory approval. BioTime's ACTCellerate™ technology was invented as a means of generating over 140 diverse human progenitor cell types from hES or iPS cells in a scalable and highly purified state. These diverse cell lines have applications in basic laboratory research and are being marketed for that purpose. In addition, many of the ACTCellerate cell lines may have important human therapeutic applications. Because the complexity of human development is mirrored by the complexity of cell types arising from hES and iPS cells, there is a great need for a database to aid researchers in selecting the progenitor cell lines that are most likely to develop into tissues usable in cell replacement therapies.

“XenneX currently commercializes GeneCards®, a leading relational database for information on each of the thousands of genes in human DNA, a resource widely used by medical researchers,” said Michael D. West, Ph.D., President and Chief Executive Officer of BioTime. “In a similar manner, working with XenneX, we plan to accomplish the first detailed roadmap of the complexities of the thousands of cell types that arise from human embryonic stem cells. Just as GeneCards has benefitted the field of molecular biology, we believe the database created by LifeMap Sciences will benefit cell biologists, and will provide high visibility to our diverse portfolio of novel progenitor cell types currently marketed to the research community.”

“The opportunity to develop a platform for stem and progenitor cells is one we could not let pass,” said David Warshawsky, Ph.D., Chairman of the Board of XenneX, Inc. “The aging baby boom population and rising costs of healthcare make cost-effective therapies in age-related diseases a near-term necessity. Stem and progenitor cells lines are instrumental in helping researchers develop therapeutics for these diseases. We aim to give them one place to find all the information they need to determine which cells they need for their research and the cell-related information necessary to develop life-saving cures in the future.”

David Warshawsky, Ph.D. will lead LifeMap Sciences as Chief Executive Officer. Dr. Warshawsky founded XenneX, Inc. in 2003 and currently serves as its Chairman. During the past decade, Dr. Warshawsky has served in a number of management roles at companies engaged in the development of life sciences databases, pharmaceutical products, or investing in the life sciences industry. Prior to moving into the business world, Dr. Warshawsky was engaged in academic research in life sciences. From 1996-1999 he was a research fellow at Harvard and Harvard Medical School. Dr. Warshawsky earned his Ph.D. in Molecular Biology in 1995 from the University of Illinois at Chicago and his B.Sc. in Biology from Tel Aviv University in 1991.

More information about LifeMap Sciences can be found on www.lifemapsciences.com.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte Ltd (ESI) has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration (AMD). BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary iPS cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

About XenneX, Inc.

XenneX, Inc. is a dynamic privately held company that is dedicated to providing biotechnology, pharmaceutical and other life sciences companies, as well as organizations dealing with biotechnology intellectual property, the highest level of services and tools to enhance their bio-medical research. XenneX’s products help such organizations to optimize their efforts to develop innovative medical products and services. XenneX operations worldwide are carried out from its offices in Massachusetts, USA, Tel Aviv, Israel, and Hong Kong. XenneX’s customers include many of the world leading biotech and pharmaceutical companies, located in North America, Europe and Asia. XenneX’s products are used in hundreds of commercial and academic organizations by thousands of users around the globe.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements. Additional information about BioTime and our results of operations and financial condition can be found in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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CONTACT:
BioTime, Inc.
Barbara JL Domingo, 510-521-3390, ext. 313
bdomingo@biotimemail.com
Judith Segall
510-521-3390, ext. 301
jsegall@biotimemail.com